Parkway Properties, Inc.	FOR FURTHER INFORMATION:
188 E. Capitol Street, Suite 1000	Steven G. Rogers
Jackson, MS 39201	President & Chief Executive Officer
www.pky.com	J. Mitchell Collins
(601) 948-4091	Chief Financial Officer

PARKWAY PROPERTIES, INC. REPORTS 2009 SECOND QUARTER RESULTS

Highlights
•	Achieves FFO of $0.86 per diluted share
•	Achieves same-store average occupancy of 89.5%
•	Closes on $85.0 million common stock offering
•	Places $18.5 million in non-recourse first mortgage debt
•	Closes on sale of 1717 St. James Place for gross proceeds of $8.7 million

JACKSON, MISSISSIPPI – August 3, 2009 – Parkway Properties, Inc. (NYSE:PKY) today announced results for its second quarter ended June 30, 2009.

Steven G. Rogers, President and Chief Executive Officer stated, “We are pleased to report that we exceeded our internal expectations by realizing funds from operations (“FFO”) of $0.86 per diluted share, while maintaining average portfolio occupancy and average rent per square foot at the high end of our earnings outlook.  We also completed an $85.0 million common stock offering during the second quarter 2009 that should give the Company sufficient future borrowing capacity to handle our debt maturities through 2013.  While initially dilutive to FFO, we believe that this common stock offering helps solidify our balance sheet and should allow the Company to exit this recession in a position of greater strength.  We also continued our non-core asset recycling program by selling 1717 St. James Place, a 110,000 square foot office building built in 1975 located in Houston, Texas, for net cash proceeds of $8.4 million.”

Consolidated Financial Results

•
FFO available to common shareholders totaled $16.8 million, or $0.86 per diluted share, for the three months ended June 30, 2009, as compared to $15.6 million, or $1.03 per diluted share, for the three months ended June 30, 2008.   For the three months ended June 30, 2009, the Company recorded an unusual item of approximately $279,000, or $0.01 per diluted share, related to the partial recognition of a gain on involuntary conversion from Hurricane Ike.  For the six months ended June 30, 2009, FFO totaled $32.7 million, or $1.89 per diluted share, compared to $29.9 million, or $1.98 per diluted share for the six months ended June 30, 2008. For the six months ended June 30, 2009, the Company recorded an unusual item of approximately $742,000, or $0.04 per diluted share, related to the partial recognition of a gain on involuntary conversion from Hurricane Ike.  Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):

			YTD	YTD
Description	Q2 2009	Q2 2008	2009	2008

Unusual Items:
Gain on involuntary conversion from Hurricane Ike	$279	$-	$742	$-
Non-cash purchase accounting adjustment	$-	$-	$-	$(657)
Net gain/(loss) on extinguishment of debt	$-	$388	$-	$(13)

Other Items of Note:
Lease termination fees (1)	$39	$214	$80	$1,281
Straight-line rent (1)	$1,255	$426	$2,343	$647
Amortization of above market rent (1)	$(117)	$(245)	$(147)	$(385)
Bad debt expense (1)	$(650)	$(202)	$(1,268)	$(638)

Portfolio Information:
Average rent per square foot (2)(3)	$23.07	$22.12	$22.93	$21.93
Average occupancy (2)(4)	89.4%	90.6%	89.7%	90.8%
Same-store average rent per square foot (2)(3)	$23.17	$22.50	$22.80	$22.19
Same-store average occupancy (2)(4)	89.5%	90.1%	90.0%	90.7%
Total office square feet under ownership (2)	13,353	14,126	13,353	14,126
Total office square feet under management (5)	14,764	15,938	14,764	15,938

(1)
These items include 100% of amounts from wholly-owned assets plus the Company’s allocable share of these items recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures.

(2)	These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures.
(3)	Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.
(4)	Average occupancy is defined as average occupied square feet divided by average total rentable square feet.
(5)	Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.

•
Funds available for distribution (“FAD”) totaled $10.6 million, or $0.54 per diluted share, for the three months ended June 30, 2009, as compared to $10.3 million, or $0.68 per diluted share, for the three months ended June 30, 2008.  FAD totaled $20.3 million, or $1.18 per diluted share, for the six months ended June 30, 2009, compared to $20.5 million, or $1.35 per diluted share for the six months ended June 30, 2008.

•
Net loss available to common shareholders for the three months ended June 30, 2009, was $280,000, or $0.01 per diluted share, as compared to net loss available to common shareholders of $3.1 million, or $0.21 per diluted share, for the three months ended June 30, 2008.  Net loss available to common shareholders for the six months ended June 30, 2009, was $2.3 million, or $0.13 per diluted share as compared to net loss available to common shareholders of $6.9 million, or $0.46 per diluted share, for the six months ended June 30, 2008.

Asset Recycling

•
On June 1, 2009, the Company closed on the non-core asset sale of 1717 St. James Place, a 110,000 square foot office building built in 1975 in Houston, Texas, for gross sales proceeds of $8.7 million and received net cash proceeds from the sale of $8.4 million.  The Company recognized a gain on the sale of $540,000 in the second quarter 2009.

•
On July 8, 2009, the contract to sell Atrium at Stoneridge in Columbia, South Carolina, a non-core office building, was terminated due to the inability of the proposed buyer to raise sufficient equity to complete the purchase.  The Company has received $350,000 in non-refundable earnest money in connection with the proposed sale of this asset that will be recorded as other income in the third quarter 2009.

Operations and Leasing

•
The Company’s average rent per square foot increased 4.3% to $23.07 during the second quarter 2009 as compared to $22.12 for the second quarter 2008 and increased 4.6% to $22.93 during the six months ended June 30, 2009, as compared to $21.93 for the six months ended June 30, 2008.  On a same-store basis, the Company’s average rent per square foot increased 3.0% to $23.17 during the second quarter 2009 as compared to $22.50 during the second quarter 2008, and increased 2.8% to $22.80 during the six months ended June 30, 2009, as compared to $22.19 during the six months ended June 30, 2008.

•
The Company’s average occupancy for the second quarter 2009 was 89.4% as compared to 90.6% for the second quarter 2008, and was 89.7% for the six months ended June 30, 2009, as compared to 90.8% for the six months ended June 30, 2008.  On a same-store basis, the Company’s average occupancy for the second quarter 2009 was 89.5% as compared to 90.1% for the second quarter 2008.  For the six months ended June 30, 2009, same-store average occupancy was 90.0% as compared to 90.7% for the six months ended June 30, 2008.

•
At July 1, 2009, the Company’s office portfolio occupancy was 88.7% as compared to 89.2% at April 1, 2009, and 91.3% at July 1, 2008.  Not included in the July 1, 2009, occupancy rate are 26 signed leases totaling 153,000 square feet, which commence in the third quarter of 2009 through the first quarter of 2010.  Including these leases, the Company’s portfolio occupancy was 89.8% leased at July 10, 2009.

•
Parkway’s customer retention rate was 68.8% for the quarter ending June 30, 2009, as compared to 54.1% for the quarter ending March 31, 2009, and 87.1% for the quarter ending June 30, 2008.  Customer retention for the six months ended June 30, 2009, and June 30, 2008, was 62.9% and 73.7%, respectively.

•
During the second quarter 2009, 71 leases were renewed or expanded on 531,000 rentable square feet at an average rent per square foot of $19.96, representing a 10.0% decrease, and at a cost of $2.48 per square foot of the lease term in annual leasing costs.  Included in these leases are a 106,000 square foot renewal in Atlanta at a cost of $3.80 per square foot per year of the lease term, two renewals totaling 89,000 square feet renewal in Houston at a cost of $0.21 per square foot per year of the lease term and a 49,000 square foot renewal in Jacksonville at a cost of $1.77 per square foot per year of the lease term.  These leases represent 46.0% of the total renewal and expansion leases for the second quarter 2009.  During the six months ending June 30, 2009, 126 leases were renewed or expanded on 820,000 rentable square feet at an average rent per square foot of $20.47, representing a 7.7% decrease, and at a cost of $2.25 per square foot per year of the lease term in annual leasing costs.

•
During the second quarter 2009, 25 new leases were signed on 202,000 rentable square feet at an average rent per square foot of $21.67 and at a cost of $4.36 per square foot of the lease term in annual leasing costs.  During the six months ending June 30, 2009, 48 new leases were signed on 308,000 rentable square feet at an average rent per square foot of $20.66 and at an average cost of $4.32 per square foot per year of the lease term in annual leasing costs.

•
On a same-store basis, the Company’s share of net operating income (“NOI”) increased $351,000 or 1.3% for the second quarter 2009 as compared to the same period of the prior year on a GAAP basis.  On a cash basis, the Company’s share of same-store NOI decreased $356,000 or 1.3% for the second quarter 2009 as compared to the same period of the prior year.  The Company’s share of same-store NOI for the six months ending June 30, 2009, decreased $253,000 or 0.5% compared to the same period of 2008 on a GAAP basis and decreased $1.6 million or 2.9% on a cash basis.  The decrease in same-store NOI is primarily attributable to a decrease in lease termination fees of $1.1 million, an increase in ad valorem taxes of $1.2 million, partially offset by an increase in rent income of $1.7 million due to a 2.8% increase in average rent per square foot for the six months ending June 30, 2009, as compared to the same period of 2008.

•
Subsequent to the second quarter 2009, the Company announced the expansion of its wholly-owned subsidiary, Parkway Realty Services, LLC in Houston, Texas and the addition of commercial leasing veteran Mark Preston to the Houston team.  Mr. Preston will be responsible for leasing and business development as the Company expands its third party business in the Houston market.

Capital Structure

•
On April 28, 2009, the Company sold 6.25 million shares of common stock to UBS Investment Bank at a gross offering price of $13.71 per share and a net price of $13.56 per share. The Company used the net proceeds of approximately $84.5 million to reduce outstanding borrowings under the Company’s line of credit and for general corporate purposes.

•
On May 4, 2009, the Company placed an $18.5 million seven-year non-recourse first mortgage with a fixed interest rate of 7.6% per annum, and the proceeds were used to reduce borrowings under the line of credit. The mortgage is secured by two office buildings in Houston, Texas totaling 303,000 square feet.

•
On June 30, 2009, the Company owed $100.0 million related to its $311.0 million line of credit and has $28.5 million in cash and cash equivalents.  The Company has no outstanding debt maturities in 2009 and $126.4 million in 2010.  Included in the 2010 debt maturities is a $60.0 million mortgage related to its Capital City Plaza asset, which is currently 94.0% leased.  The mortgage on Capital City Plaza has a one-year extension option at the Company’s discretion.   Assuming the extension option is exercised, the Company’s total maturities for 2010 would be $66.4 million, and its existing line of credit capacity could be utilized to pay such debt maturities.

•
The Company's previously announced cash dividend of $0.325 per share for the quarter ended June 30, 2009, represents a payout of approximately 37.7% of FFO per diluted share for the quarter. The second quarter dividend was paid on June 24, 2009. The dividend was the ninety-first (91st) consecutive quarterly distribution to Parkway’s shareholders of Common Stock, representing an annualized dividend rate of $1.30 per share and a yield of 9.2% based on the closing stock price on July 31, 2009 of $14.17.

•
At June 30, 2009, the Company’s debt to EBITDA multiple was 6.5 times as compared to 7.3 times at March 31, 2009, and 7.8 times at June 30, 2008.  The decrease in the debt to EBITDA multiple at June 30, 2009 is primarily due to the reduction in debt as a result of the $85.0 million common stock offering.

Outlook for 2009

The Company is reiterating its 2009 FFO outlook of $2.80 to $3.15 per diluted share.  The reconciliation of forecasted earnings per diluted share (“EPS”) to forecasted FFO per diluted share is as follows:

Outlook for 2009	Range
Fully diluted EPS	($0.50-$0.15)
Plus: Real estate depreciation and amortization	$4.19-$4.19
Plus: Depreciation on unconsolidated joint ventures	$0.04-$0.04
Less: Noncontrolling interest depreciation and amortization	($0.93-$0.93)
FFO per diluted share	$2.80 - $3.15

The 2009 earnings outlook was based on an original earnings outlook issued on December 11, 2008 and adjusted for the impact of the April 28, 2009 common stock offering.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 65 office properties located in 11 states with an aggregate of approximately 13.4 million square feet of leasable space at August 3, 2009.  Included in the portfolio are 21 properties totaling 3.9 million square feet that are owned jointly with other investors, representing 28.8% of the portfolio.  Fee-based real estate services are offered through the Company’s wholly-owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 1.4 million square feet for third-party owners at August 3, 2009.

Additional Information

The Company will conduct a conference call to discuss the results of its second quarter operations on Tuesday, August 4, 2009, at 11:00 a.m. Eastern Time. The number for the conference call is 888-245-1030. A taped replay of the call can be accessed 24 hours a day through August 14, 2009, by dialing 888-203-1112 and using the pass code of 3461387. An audio replay will be archived and indexed in the investor relations section of the Company’s website at www.pky.com.  A copy of the Company's 2009 second quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "2Q Call" icon.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's second quarter 2009 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Company’s Use of FFO, FAD and EBITDA

FFO, FFO per diluted share, FAD and EBITDA are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. Management believes that FFO and FFO per diluted share, FAD and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO, FAD and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO, FAD and EBITDA should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30	December 31
	2009	2008
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,721,367	$1,737,549
Office property held for sale	6,824	-
Real estate development	609	609
Accumulated depreciation	(309,324)	(282,919)
	1,419,476	1,455,239

Land available for sale	750	750
Mortgage loan	7,812	7,519
Investment in unconsolidated joint ventures	11,326	11,057
	1,439,364	1,474,565

Rents receivable and other assets	109,469	118,512
Intangible assets, net	71,121	79,460
Cash and cash equivalents	28,467	15,318
	$1,648,421	$1,687,855

Liabilities
Notes payable to banks	$100,000	$185,940
Mortgage notes payable	859,704	869,581
Accounts payable and other liabilities	86,487	98,894
	1,046,191	1,154,415

Equity
Parkway Properties, Inc. shareholders' equity
8.00% Series D Preferred stock, $.001 par value,
2,400,000 shares authorized, issued and outstanding	57,976	57,976
Common stock, $.001 par value, 67,600,000 shares authorized,
21,621,052 and 15,253,396 shares issued and outstanding
in 2009 and 2008, respectively	22	15
Common stock held in trust, at cost, 71,255 and 85,300
shares in 2009 and 2008, respectively	(2,399)	(2,895)
Additional paid-in capital	514,100	428,367
Accumulated other comprehensive loss	(5,547)	(7,728)
Accumulated deficit	(83,770)	(69,487)
Total Parkway Properties, Inc. shareholders' equity	480,382	406,248
Noncontrolling interest - real estate partnerships	121,848	127,192
Total equity	602,230	533,440
	$1,648,421	$1,687,855

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	June 30
	2009	2008
	(Unaudited)

Revenues
Income from office and parking properties	$66,113	$65,376
Management company income	731	410
Total revenues	66,844	65,786

Expenses
Property operating expense	31,381	31,173
Depreciation and amortization	21,720	22,443
Management company expenses	632	432
General and administrative	1,369	2,092
Total expenses	55,102	56,140

Operating income	11,742	9,646

Other income and expenses
Interest and other income	309	306
Equity in earnings of unconsolidated joint ventures	227	289
Gain on involuntary conversion	279	-
Gain on sale of real estate	540	-
Interest expense	(14,050)	(14,972)

Loss from continuing operations	(953)	(4,731)
Discontinued operations:
Income from discontinued operations	236	732
Net loss	(717)	(3,999)
Net loss attributable to noncontrolling interest - real estate partnerships	1,637	2,063

Net income (loss) for Parkway Properties, Inc.	920	(1,936)
Dividends on preferred stock	(1,200)	(1,200)
Net loss available to common stockholders	$(280)	$(3,136)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations	$(0.02)	$(0.26)
Discontinued operations	0.01	0.05
Net loss	$(0.01)	$(0.21)
Diluted:
Loss from continuing operations	$(0.02)	$(0.26)
Discontinued operations	0.01	0.05
Net loss	$(0.01)	$(0.21)

Dividends per common share	$0.325	$0.65

Weighted average shares outstanding:
Basic	19,457	15,024
Diluted	19,457	15,024

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Six Months Ended
	June 30
	2009	2008
	(Unaudited)

Revenues
Income from office and parking properties	$133,483	$127,608
Management company income	1,146	907
Total revenues	134,629	128,515

Expenses
Property operating expense	65,102	61,032
Depreciation and amortization	45,276	43,649
Management company expenses	1,133	921
General and administrative	2,951	4,388
Total expenses	114,462	109,990

Operating income	20,167	18,525

Other income and expenses
Interest and other income	611	674
Equity in earnings of unconsolidated joint ventures	427	547
Gain on involuntary conversion	742	-
Gain on sale of real estate	470	-
Interest expense	(28,101)	(30,110)

Loss from continuing operations	(5,684)	(10,364)
Discontinued operations:
Income from discontinued operations	414	1,283
Net loss	(5,270)	(9,081)
Net loss attributable to noncontrolling interest - real estate partnerships	5,401	4,550

Net income (loss) for Parkway Properties, Inc.	131	(4,531)
Dividends on preferred stock	(2,400)	(2,400)
Net loss available to common stockholders	$(2,269)	$(6,931)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations	$(0.15)	$(0.55)
Discontinued operations	0.02	0.09
Net loss	$(0.13)	$(0.46)
Diluted:
Loss from continuing operations	$(0.15)	$(0.55)
Discontinued operations	0.02	0.09
Net loss	$(0.13)	$(0.46)

Dividends per common share	$0.65	$1.30

Weighted average shares outstanding:
Basic	17,262	15,013
Diluted	17,262	15,013

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net Income (Loss)	$920	$(1,936)	$131	$(4,531)

Adjustments to Net Income (Loss):
Preferred Dividends	(1,200)	(1,200)	(2,400)	(2,400)
Depreciation and Amortization	21,720	22,443	45,276	43,649
Depreciation and Amortization - Discontinued Operations	-	995	24	1,957
Noncontrolling Interest Depreciation and Amortization	(4,316)	(4,898)	(10,314)	(9,108)
Adjustments for Unconsolidated Joint Ventures	213	179	409	355
Gain on Sale of Real Estate	(540)	-	(470)	-
Funds From Operations Available to Common Shareholders (1))	$16,797	$15,583	$32,656	$29,922

Funds Available for Distribution
Funds From Operations Available to Common Shareholders	$16,797	$15,583	$32,656	$29,922
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(394)	(127)	(518)	(181)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	1,314	738	2,383	1,380
Straight-line Rents	(1,896)	(1,071)	(3,173)	(1,874)
Straight-line Rents - Discontinued Operations	(12)	26	(58)	56
Amortization of Above/Below Market Leases	129	190	(90)	247
Amortization of Share-Based Compensation	620	464	1,281	918
Capital Expenditures:
Building Improvements	(1,200)	(936)	(1,878)	(1,873)
Tenant Improvements - New Leases	(1,689)	(1,619)	(3,850)	(2,721)
Tenant Improvements - Renewal Leases	(1,056)	(1,800)	(2,916)	(3,040)
Leasing Costs - New Leases	(785)	(608)	(975)	(798)
Leasing Costs - Renewal Leases	(1,258)	(541)	(2,540)	(1,565)
Funds Available for Distribution (1)	$10,570	$10,299	$20,322	$20,471

Diluted Per Common Share/Unit Information (**)
FFO per share	$0.86	$1.03	$1.89	$1.98
FAD per share	$0.54	$0.68	$1.18	$1.35
Dividends paid	$0.325	$0.65	$0.65	$1.30
Dividend payout ratio for FFO	37.74%	63.28%	34.42%	65.80%
Dividend payout ratio for FAD	59.97%	95.75%	55.31%	96.18%
Weighted average shares/units outstanding	19,505	15,170	17,292	15,146

Other Supplemental Information
Upgrades on Acquisitions	$1,965	$4,059	$4,519	$9,232
Gain on Involuntary Conversion	$279	$-	$742	$-

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	19,458	15,025	17,263	15,015
Dilutive Effect of Other Share Equivalents	47	145	29	131

(1)       Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition.  FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

There is not a standard definition established for FAD.  Therefore, our measure of FAD may not be comparable to FAD reported by other REITs.  We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs.  Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(In thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net Income (Loss)	$920	$(1,936)	$131	$(4,531)

Adjustments to Net Income (Loss):
Interest Expense	13,316	15,314	26,876	29,988
Amortization of Financing Costs	734	426	1,225	872
Prepayment (Income) Expense - Early Extinguishment of Debt	-	(388)	-	13
Depreciation and Amortization	21,720	23,438	45,300	45,606
Amortization of Share-Based Compensation	620	464	1,281	918
Net Gain on Real Estate and Involuntary Conversion	(819)	-	(1,212)	-
Tax Expense	(16)	-	-	-
EBITDA Adjustments - Unconsolidated Joint Ventures	341	310	665	614
EBITDA Adjustments - Noncontrolling Interest in Real Estate Partnerships	(7,451)	(8,043)	(16,587)	(14,926)
EBITDA (1)	$29,365	$29,585	$57,679	$58,554

Interest Coverage Ratio:
EBITDA	$29,365	$29,585	$57,679	$58,554

Interest Expense:
Interest Expense	$13,316	$15,314	$26,876	$29,988
Capitalized Interest	-	187	-	343
Interest Expense - Unconsolidated Joint Ventures	125	129	250	254
Interest Expense - Noncontrolling Interest in Real Estate Partnerships	(3,065)	(3,077)	(6,134)	(5,689)
Total Interest Expense	$10,376	$12,553	$20,992	$24,896

Interest Coverage Ratio	2.83	2.36	2.75	2.35

Fixed Charge Coverage Ratio:
EBITDA	$29,365	$29,585	$57,679	$58,554

Fixed Charges:
Interest Expense	$10,376	$12,553	$20,992	$24,896
Preferred Dividends	1,200	1,200	2,400	2,400
Principal Payments (Excluding Early Extinguishment of Debt)	3,381	3,458	6,611	7,250
Principal Payments - Unconsolidated Joint Ventures	40	13	73	26
Principal Payments - Noncontrolling Interest in Real Estate Partnerships	(274)	(86)	(416)	(172)
Total Fixed Charges	$14,723	$17,138	$29,660	$34,400

Fixed Charge Coverage Ratio	1.99	1.73	1.94	1.70

Modified Fixed Charge Coverage Ratio:
EBITDA	$29,365	$29,585	$57,679	$58,554

Modified Fixed Charges:
Interest Expense	$10,376	$12,553	$20,992	$24,896
Preferred Dividends	1,200	1,200	2,400	2,400
Total Modified Fixed Charges	$11,576	$13,753	$23,392	$27,296

Modified Fixed Charge Coverage Ratio	2.54	2.15	2.47	2.15

The following table reconciles EBITDA to cash flows provided by operating activities:

EBITDA	$29,365	$29,585	$57,679	$58,554
Amortization of Above (Below) Market Leases	129	190	(90)	247
Amortization of Mortgage Loan Discount	(148)	(126)	(293)	(249)
Operating Distributions from Unconsolidated Joint Ventures	162	279	323	661
Interest Expense	(13,316)	(15,314)	(26,876)	(29,988)
Prepayment Income (Expense) - Early Extinguishment of Debt	-	388	-	(13)
Tax Expense	16	-	-	-
Change in Deferred Leasing Costs	(2,332)	(1,638)	(4,463)	(4,694)
Change in Receivables and Other Assets	(7,808)	(509)	5,753	9,894
Change in Accounts Payable and Other Liabilities	8,352	7,749	(4,430)	(4,833)
Adjustments for Noncontrolling Interests	5,814	5,980	11,186	10,376
Adjustments for Unconsolidated Joint Ventures	(568)	(599)	(1,092)	(1,161)
Cash Flows Provided by Operating Activities	$19,666	$25,985	$37,697	$38,794

(1)  Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses.  EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do.  EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED JUNE 30, 2009 AND 2008
(In thousands, except number of properties data)

					Average
			Net Operating Income		Occupancy
	Number of	Percentage
	Properties	of Portfolio (1)	2009	2008	2009	2008

Same-store properties (2):
Wholly-owned	43	66.65%	$24,958	$24,600	89.4%	89.8%
Parkway Properties Office Fund LP	13	22.86%	8,561	8,733	87.7%	89.4%
Other consolidated joint venture	1	1.54%	578	565	87.6%	88.0%
Unconsolidated joint ventures	7	7.25%	2,713	2,728	96.4%	96.3%
Total same-store properties	64	98.30%	36,810	36,626	89.5%	90.1%
Office property development	1	1.27%	475	(5)	80.3%	N/A
Assets sold	-	0.43%	160	310	N/A	N/A
Net operating income from
office and parking properties	65	100.00%	$37,445	$36,931

(1)  Percentage of portfolio based on 2009 net operating income.

(2)  Parkway defines Same-Store Properties as those properties that were owned for the entire three-month periods ended June 30, 2009 and 2008 and excludes properties classified as discontinued operations. Same-Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same-Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets.  The following table is a reconciliation of net income to SSNOI:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008

Net income (loss) for Parkway Properties, Inc.	$920	$(1,936)	$131	$(4,531)
Add (deduct):
Interest expense	14,050	14,972	28,101	30,110
Depreciation and amortization	21,720	22,443	45,276	43,649
Management company expenses	632	432	1,133	921
General and administrative expenses	1,369	2,092	2,951	4,388
Equity in earnings of unconsolidated joint ventures	(227)	(289)	(427)	(547)
Gain on involuntary conversion	(279)	-	(742)	-
Gain on sale of real estate	(540)	-	(470)	-
Net loss attributable to noncontrolling interests - real estate partnerships	(1,637)	(2,063)	(5,401)	(4,550)
Income from discontinued operations	(236)	(732)	(414)	(1,283)
Management company income	(731)	(410)	(1,146)	(907)
Interest and other income	(309)	(306)	(611)	(674)
Net operating income from consolidated office and parking properties	34,732	34,203	68,381	66,576
Net operating income from unconsolidated joint ventures	2,713	2,728	5,272	5,433
Less: Net operating income from non same-store properties	(635)	(305)	(4,744)	(2,466)
Same-store net operating income	$36,810	$36,626	$68,909	$69,543

FOR FURTHER INFORMATION:
Steven G. Rogers
President & Chief Executive Officer
J. Mitchell Collins
Chief Financial Officer
(601) 948-4091
www.pky.com

CONTACT: Steven G. Rogers, President & Chief Executive Officer, J. Mitchell Collins, Chief Financial Officer, Parkway Properties, Inc., +1-601-948-4091